Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Live Oak Bancshares, Inc.
We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-206547 and 333-211663) and Form S-3 (File No. 333-219255) of our report dated March 8, 2018, with respect to the consolidated financial statements of Live Oak Bancshares, Inc. and Subsidiary (the Company), which report appears in the Company’s 2017 annual report on Form 10-K.
/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
March 8, 2018